Exhibit 3.4

BYLAWS

OF

POINT NEWCO INC.

ARTICLE I

OFFICES

SECTION 1.01.    Registered Office. The address of the registered office of the corporation in the state of Delaware shall be at Corporation Trust Center, 1209 Orange Street, Wilmington, county of New Castle, Delaware 19801, and the name of its registered agent shall be The Corporation Trust Company.

SECTION 1.02.    Other Offices. The corporation may also have offices at such other places both within and without the state of Delaware as the corporation’s Board of Directors (the “Board of Directors”) may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

SECTION 2.01.    Annual Meeting. The annual meeting of stockholders for the election of directors, and for the transaction of any other proper business, shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

SECTION 2.02.    Special Meeting. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the corporation’s certificate of incorporation (as may be amended from time to time, the “Certificate of Incorporation”), may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or the President of the corporation or by the Board of Directors or by written order of a majority of the directors and shall be called by the President, the Chief Executive Officer or the Secretary at the request in writing of stockholders owning not less than ten percent (10%) of the capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purposes of the proposed meeting.

SECTION 2.03.    Place of Meeting. All meetings of stockholders shall be held at such place, if any, either within or without the state of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of such meeting. The Board of Directors may, in its sole discretion and subject to such guidelines and procedures as the Board of Directors may from time to time adopt, determine that the meeting shall not be held at any specific place, but may instead be held solely by means of remote communication.

SECTION 2.04.    Notice of Meeting. Written or other proper notice of any meeting of stockholders, stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meetings, and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

SECTION 2.05.    Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a specific place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

SECTION 2.06.    Quorum. At any meeting of the stockholders, the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by statute, by the Certificate of Incorporation or by these bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

SECTION 2.07.    Voting. When a quorum is present at any meeting of the stockholders, the vote of the holders of a majority of the shares entitled to vote on the subject matter and present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of applicable statutes, of the Certificate of Incorporation or of these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Except as otherwise provided in the Certificate of Incorporation, each stockholder entitled to vote at any meeting of the stockholders shall be entitled to one vote for each share of capital stock held by the stockholder.

SECTION 2.08.    Proxies. Each stockholder entitled to vote at a meeting of the stockholders may authorize, by an instrument in writing subscribed by such stockholder, bearing a date not more than three (3) years prior to voting, unless such instrument provides for a longer period, and filed with the Secretary of the corporation before, or at the time of the meeting, another person or persons to act for him by proxy.

SECTION 2.09.    Consent of Stockholders. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. For the purposes of this Section 2.09 to the extent permitted by law, an electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated as of the date on which such writing or other electronic transmission is transmitted.

SECTION 2.10.    Voting of Stock of Certain Holders. Shares of the corporation’s capital stock standing in the name of another business entity, domestic or foreign, may be voted by such officer, agent, or proxy as the bylaws or applicable governance document of such business entity may prescribe, or in the absence of such provision, as the board of directors or applicable managers of such business entity may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator, or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver, either in person or by proxy. A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the corporation, such stockholder has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or its proxy, may represent the stock and vote thereon.

SECTION 2.11.    Treasury Stock. The corporation shall not vote, directly or indirectly, shares of its own capital stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares of the corporation’s capital stock.

SECTION 2.12.    Fixing Record Date. The Board of Directors may fix in advance a date, which shall not be more than sixty (60) days nor less than ten (10) days preceding the date of any meeting of stockholders, nor more than sixty (60) days preceding the date for payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change, or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed, shall be entitled to such notice of, and to vote at, any such meeting and any adjournment thereof, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid.

ARTICLE III

BOARD OF DIRECTORS

SECTION 3.01.    Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

SECTION 3.02.    Number, Election and Term. The number of directors that shall constitute the whole Board of Directors shall be not less than one (1). Subject to the Certificate of Incorporation, such number of directors shall from time to time be fixed and determined by the directors and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing directors. The directors shall be elected at the annual meeting of stockholders, except as provided in Section 3.03, and each director elected shall hold office until his or her successor has been elected and qualified or, if earlier, his or her death, resignation, retirement, disqualification or removal. The vote of any stockholder on an election of directors may be taken in any manner and no such vote shall be required to be taken by written ballot or by electronic transmission unless otherwise required by law. Directors need not be residents of the state of Delaware, citizens of the United States of America or stockholders of the corporation.

SECTION 3.03.    Vacancies, Additional Directors, and Removal from Office. Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any class or series of capital stock of the corporation pursuant to any stockholders agreement of the corporation, (i) if any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, or removal from office of any director, or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, may choose a successor or fill the newly created directorship; and a director so chosen shall hold office until the next election and until his or her successor shall be duly elected and shall qualify, unless sooner displaced, and (ii) any director may be removed either for or without cause at any special meeting of stockholders duly called and held for such purpose.

SECTION 3.04.    Resignation. Any director may resign at any time upon notice given in writing or by electronic transmission to the corporation. A resignation from the Board of Directors shall be deemed to take effect immediately upon receipt by the corporation of such notice or at a later time, or upon the occurrence of a later event or events, as the director may specify in the notice.

SECTION 3.05.    Regular Meetings. A regular meeting of the Board of Directors shall be held each year, without other notice than this Section 3.05, at the place of, and immediately following, the annual meeting of stockholders; and other regular meetings of the Board of Directors may be held at such places (within or without the state of Delaware), if any, and at such times as the Board of Directors may provide, by resolution, without other notice than such resolution.

SECTION 3.06.    Special Meetings. A special meeting of the Board of Directors may be called by the Chairman of the Board of Directors, by the President of the corporation or the Chief Executive Officer of the corporation. Further, the Secretary shall call a special meeting of the Board of Directors on the written request of any director. Notice of special meetings of the Board of Directors shall be given to each director at least forty-eight (48) hours prior to the time of such meeting and shall be given in writing or by electronic transmission. Each such notice shall state the time and place (within or without the state of Delaware), if any, of the meeting but need not state the purposes thereof, except that notice shall be given of any proposed amendment to the bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by statute or by these bylaws.

SECTION 3.07.    Quorum. The greater of the majority of the directors in office or one-third (1/3) of the total number of directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Delaware General Corporation Law (the “DGCL”), by the Certificate of Incorporation or by these bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 3.08.     Communications. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such board or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.08 shall constitute presence in person at such meeting.

SECTION 3.09.    Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 3.10.    Compensation. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board of Directors shall have the authority to fix the compensation of directors. In addition, the directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. Nothing herein shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings or serving on such committees.

ARTICLE IV

COMMITTEES

SECTION 4.01.    Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of one or more of the directors of the corporation. Unless prohibited by Section 141(c) of the DGCL, the committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the corporation as may be provided in such resolution. The committee may authorize the seal of the corporation (if any) to be affixed to all papers that may require it. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she, or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

SECTION 4.02.    Minutes. Each committee of the Board of Directors shall keep regular minutes of its proceedings and actions and report on its proceedings and actions to the Board of Directors when required.

ARTICLE V

NOTICE

SECTION 5.01.    Methods of Giving Notice. Whenever, under the provisions of applicable statutes, the Certificate of Incorporation or these bylaws, notice is required to be given to any director, member of any committee or stockholder, it shall not be necessary that personal notice be given, and such notice may be given in writing, by mail, addressed to such director, member, or stockholder at his, her or its address as it appears on the records of the corporation or at his, her or its residence or usual place of business, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited with the United States Postal Service. Notice also may be given in any other proper form, as authorized by the DGCL. Notice that is given by facsimile shall be deemed delivered when sent to a number at which any director, member or stockholder has consented to receive such notice. Notice that is given in person or by telephone shall be deemed to be given when the same shall be delivered. Without limiting the manner by which notice otherwise may be given effectively to any director, member or stockholder, any notice given under any provision of these bylaws shall be effective if given by a form of electronic transmission consented to by such person. Notice given by electronic mail shall be deemed delivered when directed to an electronic mail address at which such person has consented to receive notice and notice given by a posting on an electronic network together with separate notice to such person of such specific posting shall be deemed delivered upon the later of (a) such posting and (b) the giving of such separate notice. Notice given by any other form of electronic transmission shall be deemed given when directed to any director, member or stockholder in the manner consented to by such director, member or stockholder.

SECTION 5.02.    Consent to Electronic Notice. Subject to the limitations set forth in Section 232(e) of the DGCL, each stockholder, by acceptance of his or her certificate for shares of capital stock of the corporation, consents to the delivery of any notice to stockholders given by the corporation under the Delaware General Corporation Law or the Certificate of Incorporation or these bylaws by (i) facsimile telecommunication to the facsimile number for the stockholder, if any, in the corporation’s records, (ii) electronic mail to the electronic mail address for the stockholder, if any, in the corporation’s records, (iii) posting on an electronic network together with separate notice to the stockholder of such specific posting, or (iv) any other form of electronic transmission (as defined in the Delaware General Corporation Law) directed to the stockholder. The foregoing consent may be revoked by a stockholder by written notice to the corporation and may be deemed revoked in the circumstances specified in Delaware General Corporation Law § 232.

SECTION 5.03.    Waiver. Whenever any notice is required to be given under the provisions of an applicable statute, the Certificate of Incorporation, or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE VI

OFFICERS

SECTION 6.01.    Officers. The officers of the corporation may include the following: a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary or a Treasurer. The Board of Directors may appoint such other officers and agents, including a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, a Chief Executive Officer, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers, in each case as the Board of Directors shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors. Any two or more offices may be held by the same person. The Chairman and Vice Chairman of the Board of Directors, if any, shall be elected from among the directors. With the foregoing exceptions, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation.

SECTION 6.02.    Election and Term of Office. The officers of the corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his or her successor shall have been elected and shall have qualified or until his or her death or the effective date of his or her resignation or removal, or until he or she shall cease to be a director in the case of the Chairman and the Vice Chairman.

SECTION 6.03.    Removal and Resignation. Any officer elected by the Board of Directors may be removed with or without cause, for any or no reason, at any time by the Board of Directors. Any officer may resign at any time by giving written notice to the corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.04.    Vacancies. Any vacancy occurring in any office of the corporation by death, resignation, removal, or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 6.05.    Salaries. The compensation of all officers and agents of the corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his or her also being a director.

SECTION 6.06.    Chairman of the Board of Directors. The Chairman of the Board of Directors (if such office is created by the Board of Directors) shall preside at all meetings of the Board of Directors or of the stockholders of the corporation. The Chairman shall formulate and submit to the Board of Directors or the Executive Committee matters of general policy for the corporation and shall perform such other duties as such duties customarily pertain to the office or as may be prescribed by the Board of Directors or the Executive Committee.

SECTION 6.07.    Vice Chairman of the Board of Directors. The Vice Chairman of the Board of Directors (if such office is created by the Board of Directors) shall, in the absence or disability of the Chairman of the Board of Directors, perform the duties and exercise the powers of the Chairman of the Board of Directors. The Vice Chairman shall perform such other duties as from time to time may be prescribed by the Board of Directors or the Executive Committee or assigned by the Chairman of the Board of Directors.

SECTION 6.08.    President; Chief Executive Officer. The President and the Chief Executive Officer (if such office is created by the Board of Directors), which posts may be held by the same or different persons, shall be the chief executive officers of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the corporation. In the absence of the Chairman of the Board of Directors or the Vice Chairman of the Board of Directors (if such offices are created by the Board of Directors), the President or the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the stockholders. Either such person may also preside at any such meeting attended by the Chairman or Vice Chairman of the Board of Directors if he or she is so designated by the Chairman, or in the Chairman’s absence by the Vice Chairman. Both shall have the power to appoint and remove subordinate officers, agents, and employees, except those elected or appointed by the Board of Directors. The President and the Chief Executive

Officer both shall keep the Board of Directors and the Executive Committee fully informed and shall consult them concerning the business of the corporation. Either may sign certificates for shares of the corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these bylaws or by the Board of Directors to some other officer or agent of the corporation, or shall be required by law to be otherwise executed. Either shall vote, or give a proxy to any other officer of the corporation to vote, all shares of stock of any other corporation standing in the name of the corporation and in general he or she shall perform all other duties normally incident to the office of President or Chief Executive Officer, as the case may be, and such other duties as may be prescribed by the stockholders, the Board of Directors or the Executive Committee from time to time.

SECTION 6.09.    Vice Presidents. In the absence of the President and the Chief Executive Officer, or in the event of their inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board of Directors) shall perform the duties and exercise the powers of the President and the Chief Executive Officer. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the corporation. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Chief Executive Officer or the Board of Directors.

SECTION 6.10.    Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the corporation (if any), and see that the seal of the corporation or a facsimile thereof (if any), is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws; (d) keep or cause to be kept a register of the post office address and electronic mail address (if provided) of each stockholder which shall be furnished by such stockholder; (e) sign with the President, the Chief Executive Officer or an Executive Vice President or Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President, the Chief Executive Officer or the Board of Directors.

SECTION 6.11.    Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. He or she shall (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever and deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of Section 7.03 of these bylaws; (c) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the President, or the Chief Executive Officer, a statement of financial condition of the corporation in such detail as may be required; and (d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President, the Chief Executive Officer or the Board of Directors.

SECTION 6.12.    Assistant Secretary and Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, the Chief Executive Officer, the Board of Directors, or the Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his or her office. The Assistant Secretaries may sign, with the President, the Chief Executive Officer or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

ARTICLE VII

CONTRACTS, CHECKS AND DEPOSITS

SECTION 7.01.    Contracts. The Board of Directors may authorize any officer, officers, agent, or agents, to enter into or execute or affix the seal of the corporation or a facsimile thereof (if any) to, any contract and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 7.02.    Checks. All checks, demands, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or such agent or agents of the corporation, and in such manner, as shall be determined by the Board of Directors.

SECTION 7.03.    Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the Board of Directors may select.

ARTICLE VIII

CERTIFICATES OF STOCK

SECTION 8.01.    Issuance. Each stockholder of this corporation shall be entitled to a certificate or certificates showing the number of shares of capital stock registered in his or her name on the books of the corporation. The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the corporation as they are issued. They shall include the holder’s name and number of shares and shall be signed by the President, the Chief Executive Officer, or a Vice President, and by the Secretary or an Assistant Secretary. The same person shall be permitted to sign a single stock certificate in more than one capacity. If any certificate is countersigned (a) by a transfer agent other than the corporation or any employee of the corporation, or (b) by a registrar other than the corporation or any employee of the corporation, any other signature on the certificate may be a facsimile. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences, and relative participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class of stock; provided that, except as otherwise provided by statute, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish to each stockholder who so requests the designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and rights. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed, or mutilated certificate a new one may be issued therefor upon such terms and with such indemnity, if any, to the corporation as the Board of Directors may prescribe. Certificates shall not be issued representing fractional shares of stock.

SECTION 8.02.    Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require (a) the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require, (b) such owner to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed, or (c) both requirements set forth in (a) and (b) of this Section 8.02.

SECTION 8.03.    Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books. Transfers of shares shall be made only on the books of the corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney and filed with the Secretary or the transfer agent of the corporation.

SECTION 8.04.    Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of the corporation’s capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the state of Delaware.

ARTICLE IX

DIVIDENDS

SECTION 9.01.    Declaration. Subject to the provisions of the Certificate of Incorporation, if any, dividends with respect to the shares of the corporation’s capital stock may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

SECTION 9.02.    Reserve. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

INDEMNIFICATION

SECTION 10.01.    Third Party Actions. The corporation shall indemnify any director or officer of the corporation, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 10.02.    Actions by or in the right of the corporation. The corporation shall indemnify any director or officer, and may indemnify any other person, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

SECTION 10.03.    Mandatory Indemnification. To the extent that a present or former director or officer of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 10.01 and 10.02, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

SECTION 10.04.    Determination of Conduct. Any indemnification under Section 10.01 or 10.02 of this Article X (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 10.01 or 10.02 of this Article X. Such determination shall be made (a) by a majority vote of directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (d) by the stockholders.

SECTION 10.05.    Payment of Expenses in Advance. Expenses (including attorneys’ fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article X. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

SECTION 10.06.    Indemnity Not Exclusive. The indemnification and advancement of expenses provided or granted hereunder shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any other bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

SECTION 10.07.    Definitions. For purposes of this Article X:

(a)    “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger that, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article X with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued;

(b)    “other enterprises” shall include employee benefit plans;

(c)    “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan;

(d)    “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation that imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and

(e)    a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article X.

SECTION 10.08.    Continuation of Indemnity. The indemnification and advancement of expenses provided or granted hereunder shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

ARTICLE XI

RIGHT OF FIRST REFUSAL

SECTION 11.01.    Right of First Refusal. No stockholder shall sell, assign, pledge, or in any manner transfer any of the shares of common stock of the corporation (“Common Stock”) or any right or interest therein held by such stockholder, whether voluntarily or by operation of law, or by gift or otherwise, except by a transfer which meets the requirements hereinafter set forth in this Section 11.01

(a)    If the stockholder receives a bona fide offer acceptable to the stockholder to purchase any Common Stock held by such stockholder, then the stockholder shall first give written notice thereof to the corporation (the “Transfer Notice”). The notice shall name the proposed transferee and state the number of shares of Common Stock to be transferred (the “Transfer Stock”), the price per share and all other terms and conditions of the offer.

(b)    For fifteen (15) days following receipt of the Transfer Notice, the corporation or its assigns shall have the option to purchase any or all of the Transfer Stock at the price and upon the terms set forth in such Transfer Notice. In the event the corporation elects to purchase any or all of the Transfer Stock, it shall give written notice to the selling stockholder of its election and settlement for said Common Stock shall be made as provided below in 11.01(c).

(c)    If the corporation or any assignee of the corporation elects to acquire any of the Transfer Stock, the corporation or such assignee shall so notify the selling stockholder and settlement thereof shall be made within thirty (30) days after the corporation receives the Transfer Notice; provided that if the consideration proposed to be paid for the Transfer Stock is in property, services or other non-cash consideration, the corporation or such assignee may pay the cash value equivalent thereof, (as determined in good faith by the corporation’s Board of Directors), on the same terms and conditions set forth in the Transfer Notice.

(d)    If the corporation or its assignee does not elect to acquire all of the Transfer Stock in accordance with Section 11.01(c) above, the selling stockholder may, within the sixty (60) day period following the corporation’s receipt of the Transfer Notice, sell all, but not less than all, of the Transfer Stock which was not acquired by the corporation or its assignee, provided that said sale shall not be on terms or conditions more favorable to the purchaser than those contained in the bona fide offer set forth in the Transfer Notice. All Transfer Stock shall continue to be subject to the provisions of this Section 11.01 in the same manner as before said transfer.

(e)    Notwithstanding the above, the following transactions shall be exempt from the provisions of this Section 11.01:

(1)    A stockholder’s transfer of any or all Common Stock to such stockholder’s spouse (including, without limitation, any domestic partner or partner by virtue of same-sex marriage and/or civil union), lineal or adopted descendent, father, mother, brother, or sister.

(2)    A stockholder’s bona fide pledge or mortgage of any or all Common Stock with a commercial lending institution.

(3)    A stockholder’s transfer of any or all of such stockholder’s Common Stock to any other stockholder of the corporation.

(4)    A stockholder’s transfer of any or all of such stockholder’s Common Stock to a person who, at the time of such transfer, is an officer or director of the corporation in a transaction approved by the Board of Directors.

(5)    In the case of a stockholder that is an entity, upon a transfer by such stockholder to any of its Affiliates (as hereinafter defined) or the stockholders, members, partners or other equity holders of it or its Affiliates, including but not limited to, transfers in connection with the dissolution of one or more of its Affiliates “Affiliate” as used herein shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with such person or entity, including, without limitation, any partner, officer, director, or member of such person or entity and any venture capital fund now or hereafter existing which is controlled by or under common control with one or more general partners (or members thereof) or shares the same management company (or members thereof) with such person or entity.

(6)    A stockholder’s transfer of any or all of such stockholder’s Common Stock that is subject to an agreement between such stockholder and the corporation containing a contractual right of first refusal in favor of the corporation (such agreement, a “ROFR Agreement”), provided that such stockholder’s transfer of shares is made in compliance with the terms of the ROFR Agreement.

(f)    In any such case (including any transaction included in paragraph (e) above), the transferee, assignee, or other recipient shall receive and hold such Common Stock subject to the provisions of Section 11.01(c), and there shall be no further transfer of such Common Stock except in accord with Section 11.01.

(g)        Any sale or transfer, or purported sale or transfer, of Common Stock shall be null and void unless the terms, conditions, and provisions of this Section 11.01 are strictly observed and followed.

(h)    The foregoing right of first refusal shall terminate on either of the following dates, whichever shall first occur:

(1)    upon the date Common Stock of the corporation is first offered to the public pursuant to a registration statement filed with, and declared effective by, the Securities and Exchange Commission under the Securities Act of 1933, as amended; or

(2)    upon any deemed liquidation event (as may be defined in the Certificate of Incorporation).

The certificates representing the Common Stock shall bear the following legend so long as the foregoing right of first refusal remains in effect:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT OF FIRST REFUSAL IN FAVOR OF THE CORPORATION OR ITS ASSIGNEE(S), AS PROVIDED IN THE BYLAWS OF THE CORPORATION.”

(i)    The provisions of this Section 11.01 shall not apply to any transfer of shares of preferred stock of the corporation or the shares of Common Stock issued upon conversion thereof.

ARTICLE XII

MISCELLANEOUS

SECTION 12.01.    Seal. The corporate seal, if one is authorized by the Board of Directors, shall have inscribed thereon the name of the corporation, and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

SECTION 12.02.    Books. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the state of Delaware at the offices of the corporation, or at such other place or places as may be designated from time to time by the Board of Directors.

ARTICLE XIII

SECTION HEADINGS

The headings contained in these bylaws are for reference purposes only and shall not be construed to be part of and shall not affect in any way the meaning or interpretation of these bylaws.

ARTICLE XIV

AMENDMENT

These bylaws may be altered, amended, or repealed or new bylaws may be adopted by a majority of the number of directors then constituting the Board of Directors at any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration, amendment, or repeal be contained in the notice of such special meeting. Notwithstanding the foregoing, the fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power, nor limit their power to adopt, amend or repeal these bylaws.

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